EXHIBIT 99.1
News

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645
Investor contact: Krystyna Lack
Vice President, Treasury Services
(201) 571-4320
Press contact: Lauren La Bruno
Senior Director, Public Relations
(201) 571-4453
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
ANNOUNCES RESULTS FOR ITS FOURTH QUARTER AND FULL YEAR ENDED FEBRUARY 27, 2010
MONTVALE, N.J. — May 5, 2010 — The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) today announced fiscal 2009 fourth quarter and full year results for the 12 and 52 weeks ended February 27, 2010.
Sales for the 12-week fourth quarter were $2.0 billion versus $2.3 billion in last year’s 13-week fourth quarter. Comparable store sales decreased 4.8% during the comparable 12-week period. For the 12-week fourth quarter, excluding non-operating items, adjusted EBITDA was $41 million versus $86 million for last year’s 13-week fourth quarter. The estimated EBITDA benefit from the 13th week was approximately $6 million. Adjusted loss from operations was $13 million versus adjusted income from operations of $26 million last year. The non-operating items excluded from adjusted income from operations are listed on Schedule 3 of the press release and adjusted EBITDA is reconciled to net loss on Schedule 3 and to net cash from operating activities on Schedule 4. For the fourth quarter, reported loss from continuing operations was $158 million which includes charges of $65 million for goodwill, trademark and long-lived asset impairment and income of $16 million for mark to market adjustments related to financial liabilities. Loss from continuing operations in last year’s fourth quarter totaled $84 million, and included income of $3 million for mark to market adjustments related to financial liabilities.
Ron Marshall, President and Chief Executive Officer, The Great Atlantic & Pacific Tea Company, Inc., said, “The past year was certainly a challenge, as the economy continued its sluggish pace. The good news is that we have identified several critical issues within our organization that will lead us back to market prominence. We are committing our undivided attention to clarifying our brand identity in our principal banners, completing the integration of the Pathmark acquisition and maximizing supply chain cost improvement opportunities.”
Sales for the 52-week full year were $8.8 billion versus $9.5 billion for the 53 weeks in 2008. Comparable store sales decreased 4.3% during the comparable 52-week period. Excluding non-operating items, adjusted EBITDA was $224 million versus $333 million for the 53-week fiscal 2008. Adjusted loss from operations was $22 million versus adjusted income from operations of $72 million last year. The non-operating items excluded from adjusted income from operations are listed on Schedule 3 of the press release and adjusted EBITDA is reconciled to net loss on Schedule 3 and to net cash from operating activities on Schedule 4. Reported loss from continuing operations was $781 million which includes charges of $477 million for goodwill, trademark and long-lived asset impairment and expense of $9 million for mark to market adjustments related to financial liabilities. Loss from continuing operations in the prior year totaled $90 million, and included income of $117 million for mark to market adjustments related to financial liabilities.

Marshall continued, “The fixes in our Company are attainable and the initiatives are in place today to provide us the path forward. Concurrent to transforming the culture of our Company, we are gaining ground in better understanding our customer, developing the skills critical for our success, making prudent reinvestments in our business and reducing costs through a process of continuous improvement. Our sole mission is to make The Great Atlantic & Pacific Tea Company great, again.”
The Company also announced its planned filing of a shelf registration statement with the Securities and Exchange Commission following the filing of our Annual Report on Form 10-K. In connection with its convertible preferred stock offering in August 2009, the Company agreed to register all of the shares of common stock beneficially owned by Tengelmann and Yucaipa, including the shares issuable upon conversion of the convertible preferred stock. The Company also replenished its shelf capacity by registering up to $500.0 million of securities for primary sales. The Company has no current plans to sell securities under the shelf, and is not aware of any planned sales by the selling security holders.
About A&P
Founded in 1859, A&P is one of the nation’s first supermarket chains. The Company operates 429 stores in 8 states and the District of Columbia under the following trade names: A&P, Waldbaum’s, Pathmark, Pathmark Sav-a-Center, Best Cellars, The Food Emporium, Super Foodmart, Super Fresh and Food Basics.
The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 11:00 AM Eastern Time on Thursday, May 6, at which members of the Company’s senior management team will discuss the Company’s quarterly results. The Webcast may be accessed through a link on the “Investors” page of the Company’s Website, www.aptea.com. Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning this afternoon and available through June 3, 2010.
We are required to provide certain reconciliations to GAAP financial measures for any non-GAAP financial measures presented in our press releases and SEC filings. The Company uses the non-GAAP measures “Adjusted income (loss) from operations”, “EBITDA” and “Adjusted EBITDA” to evaluate the Company’s liquidity and performance of our business and these are among the primary measures used by management for planning and forecasting of future periods. Adjusted income (loss) from operations is defined as income (loss) from operations adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the ongoing business. EBITDA is defined as earnings before interest expense, interest and dividend income, taxes, depreciation, amortization and discontinued operations. Adjusted EBITDA is defined as EBITDA adjusted to exclude the following, if applicable: (i) goodwill, long-lived asset and intangible asset impairment, (ii) net restructuring and other charges, (iii) real estate related activity, (iii) stock based compensation, (iv) pension withdrawal costs, (v) LIFO provision adjustments, (vi) insurance reserve adjustments, (vii) nonoperating (loss) income and (vii) other items that management considers nonoperating in nature and excludes when evaluating the results of the ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Adjusted income from operations and Adjusted EBITDA are reconciled to Net Loss on Schedule 3 of this release. In addition, EBITDA and Adjusted EBITDA are reconciled to Net Cash provided by / used in Operating Activities on Schedule 4 of this release.
This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: various operating factors and general economic conditions; competitive practices and pricing in the food industry generally and particularly in the Company’s principal geographic markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the capital markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which may affect the buying patterns of the Company’s customers.
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The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 — GAAP Earnings for the 12 and 52 weeks ended February 27, 2010 and 13 and 53 weeks ended February 28, 2009
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended	13 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 27,	February 28,	February 27,	February 28,
	2010	2009 (2)	2010	2009 (2)
Sales	$1,995,572	$2,289,931	$8,813,568	$9,516,186
Cost of merchandise sold	(1,387,623)	(1,582,409)	(6,146,808)	(6,613,150)

Gross margin	607,949	707,522	2,666,760	2,903,036
Store operating, general and administrative expense	(680,350)	(756,785)	(2,790,154)	(2,949,822)
Goodwill, trademark and long-lived asset impairment	(64,620)	—	(477,180)	—

Loss from operations	(137,021)	(49,263)	(600,574)	(46,786)
Nonoperating income (loss) (1)	15,717	2,595	(9,181)	116,864
Interest expense	(44,482)	(38,474)	(193,058)	(157,591)
Interest and dividend income	26	38	169	591

Loss from continuing operations before income taxes	(165,760)	(85,104)	(802,644)	(86,922)
Benefit from (provision for) income taxes	8,011	777	21,994	(2,683)

Loss from continuing operations	(157,749)	(84,327)	(780,650)	(89,605)
Discontinued operations:
Loss from operations of discontinued businesses, net of tax	(13,694)	(27,759)	(95,848)	(58,383)
Income on disposal of discontinued operations, net of tax	—	—	—	4,653

Loss from discontinued operations	(13,694)	(27,759)	(95,848)	(53,730)

Net loss	$(171,443)	$(112,086)	$(876,498)	$(143,335)

Loss per share — basic:
Continuing operations	$(3.03)	$(1.59)	$(14.79)	$(1.76)
Discontinued operations	(0.25)	(0.53)	(1.80)	(1.05)

Net loss per share — basic	$(3.28)	$(2.12)	$(16.59)	$(2.81)

Net loss per share — diluted:
Continuing operations	$(4.73)	$(3.92)	$(26.12)	$(4.35)
Discontinued operations	(0.34)	(0.91)	(3.22)	(1.06)

Net loss per share — diluted	$(5.07)	$(4.83)	$(29.34)	$(5.41)

Weighted average common shares outstanding — basic	53,416,745	52,746,648	53,203,741	50,948,194

Weighted average common shares outstanding — diluted	40,188,595	30,347,999	29,771,904	50,883,221

Gross margin rate	30.46%	30.90%	30.26%	30.51%
Store operating, general and administrative expense rate	34.09%	33.05%	31.66%	31.00%

A&P depreciation and amortization	$54,075	$59,629	$245,460	$260,991

Number of stores operated at end of period	429	436	429	436

(1)	Nonoperating income (loss) reflects the fair value adjustments related to the conversion features, financing warrants, and Series A and Series B warrants.

(2)	Operating results for the 13 and 53 weeks ended February 28, 2009 have been adjusted as a result of the retrospective application of FSP APB 14-1, which was adopted during the first quarter of fiscal 2009.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 — Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

	February 27, 2010	February 28, 2009 (1)
Cash and short-term investments	$252	$175
Other current assets	679	744

Total current assets	931	919

Property-net	1,488	1,706
Other assets	408	902

Total assets	$2,827	$3,527

Total current liabilities	$730	$747
Total non-current liabilities	2,493	2,490
Series A redeemable preferred stock	133	—
Stockholders’ equity	(529)	290

Total liabilities and stockholders’ equity	$2,827	$3,527

Other Statistical Data

Total Debt and Capital Leases	$1,141	$1,084
Total Long Term Real Estate Liabilities	334	331
Temporary Investments and Marketable Securities	(169)	(74)

Net Debt	$1,306	$1,341

Total Retail Square Footage (in thousands)	18,107	18,386

Book Value Per Share	($9.47)	$5.03

	For the 52	For the 53
	weeks ended	weeks ended
	February 27, 2010	February 28, 2009

Capital Expenditures	$86	$116

(1)	Certain balances as of February 28, 2009 have been adjusted as a result of the retrospective application of FSP APB 14-1, which was adopted during the first quarter of fiscal 2009. Other reclassifications have been made to prior year amounts to conform to current year presentation.

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 — Reconciliation of GAAP Net Loss to Adjusted (Loss) Income from Operations and Adjusted EBITDA for the 12 and 52 weeks ended February 27, 2010 and the 13 and 53 weeks ended February 28, 2009
(Unaudited)
(In thousands)

	12 Weeks Ended	13 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 27,	February 28,	February 27,	February 28,
	2010	2009	2010	2009
Net loss, as reported	$(171,443)	$(112,086)	$(876,498)	$(143,335)
Loss from discontinued operations	13,694	27,759	95,848	53,730
(Benefit) provision for income taxes	(8,011)	(777)	(21,994)	2,683
Interest and dividend income	(26)	(38)	(169)	(591)
Interest expense	44,482	38,474	193,058	157,591
Nonoperating (income) loss	(15,717)	(2,595)	9,181	(116,864)

As reported loss from operations	$(137,021)	$(49,263)	$(600,574)	$(46,786)

Adjustments:
Goodwill, trademark and long-lived asset impairment	64,620	—	477,180	—
Net restructuring and other	12,530	8,970	16,670	35,864
Real estate related activity	7,281	32,081	37,093	40,161
Pension withdrawal costs	—	28,911	2,445	28,911
Insurance reserve adjustment	40,445	—	40,445	—
Stock-based compensation	984	2,052	5,667	5,694
LIFO adjustment	(2,027)	3,586	(842)	7,817

Total adjustments	123,833	75,600	578,658	118,447

Adjusted (loss) income from operations	$(13,188)	$26,337	$(21,916)	$71,661

Depreciation and amortization	54,075	59,629	245,460	260,991

Adjusted EBITDA	$40,887	$85,966	$223,544	$332,652

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 — Reconciliation of GAAP Net Cash Provided by (Used in) Operating Activities to Adjusted EBITDA
for the 12 and 52 weeks ended February 27, 2010 and the 13 and 53 weeks ended February 28, 2009
(Unaudited)
(In thousands)

	12 Weeks Ended	13 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 27,	February 28,	February 27,	February 28,
	2010	2009 (1)	2010	2009 (1)

Net cash provided by (used in) operating activities	$9,701	$46,671	$(41,917)	$(1,299)
Adjustments to calculate EBITDA:
Goodwill and trademark impairment	(40,205)	—	(411,945)	—
Long-lived asset impairment	(25,718)	(11,402)	(71,704)	(14,069)
Nonoperating income (loss)	15,717	2,595	(9,181)	116,864
Self-insurance reserve	(53,452)	—	(53,452)	—
Net interest expense	44,456	38,436	192,889	157,000
Non-cash interest expense	(7,931)	(6,531)	(43,032)	(26,651)
Asset disposition initiatives	2,090	(28,393)	(55,675)	(38,217)
Occupancy charges for normal store closures	(5,157)	(15,174)	(43,746)	(21,711)
Loss on disposal of owned property	(1,381)	(1,448)	(153)	(1,086)
Amortization of deferred real estate income	1,053	1,058	4,482	4,497
Loss from operations of discontinued operations	13,694	27,759	95,848	58,383
(Benefit from) provision for income taxes	(8,011)	(777)	(21,994)	2,683
Deferred income tax benefit	3,972	—	15,985	—
Employee benefit related costs	(13,929)	—	(18,219)	—
Pension withdrawal costs	—	(28,911)	(2,445)	(28,911)
LIFO reserve	2,027	(3,586)	842	(7,817)
Stock compensation expense	(984)	(2,052)	(5,667)	(5,694)
Working capital changes
Accounts receivable	(12,892)	25,991	(30,838)	28,625
Inventories	(27,474)	(75,236)	(7,617)	(21,889)
Prepaid expenses and other current assets	(8,305)	(1,770)	24,638	8,081
Accounts payable	17,582	15,860	(6,189)	(5,850)
Accrued salaries, wages, benefits and taxes	(5,768)	(6,762)	38,118	21,177
Other accruals	19,064	(6,764)	2,919	6,996
Other assets	4,421	5,856	11,968	16,017
Other non-current liabilities	10,080	37,049	71,244	85,944
Other, net	121	492	546	(2,004)

EBITDA	(67,229)	12,961	(364,295)	331,069

Adjustments:

Goodwill, trademark and long-lived asset impairment	64,620	—	477,180	—
Net restructuring and other	12,530	8,970	16,670	35,864
Real estate related activity	7,281	32,081	37,093	40,161
Pension withdrawal costs	—	28,911	2,445	28,911
Insurance reserve adjustment	40,445	—	40,445	—
Stock-based compensation	984	2,052	5,667	5,694
LIFO adjustment	(2,027)	3,586	(842)	7,817
Nonoperating (income) loss	(15,717)	(2,595)	9,181	(116,864)

Total adjustments	108,116	73,005	587,839	1,583

Adjusted EBITDA	$40,887	$85,966	$223,544	$332,652

(1)	Certain balances for the 13 and 53 weeks ended February 28, 2009 have been adjusted as a result of the retrospective application of FSP APB 14-1, which was adopted during the first quarter of fiscal 2009. Other reclassifications have been made to prior year amounts to conform to current year presentation.